Exhibit 99.1

Akorn Reports 2014 First Quarter Results

- Reports Record Q1 Revenue of $90.6 million and Q1 Adjusted EPS of $0.16 -

- Completes Acquisition of Zioptan® ophthalmic solution -

- Raises 2014 Adjusted EPS Guidance Range to between $0.79 and $0.82 -

LAKE FOREST, Ill.--(BUSINESS WIRE)--May 6, 2014--Akorn, Inc. (NASDAQ: AKRX), a niche generic pharmaceutical company, today reported financial results for the first quarter ended March 31, 2014.

First Quarter 2014 Key Highlights and Accomplishments

  Achieved record first quarter consolidated revenue of $90.6 million, an increase of 23% over last year’s first quarter.
  Generated record operating cash flow of $23.4 million.
  Completed the acquisition of Hi-Tech Pharmacal Co., Inc. (Hi-Tech) on April 17. The acquisition adds scale, breadth of products and dosage forms, and further diversification of the Company’s product portfolio.
  Acquired the rights to two branded ophthalmic products, Betimol® and Zioptan®, in January and April respectively.

Raj Rai, Chief Executive Officer commented, “We are excited with the great start that we’ve seen for 2014. Our team continues to execute on multiple growth initiatives. In addition to completing the transformative acquisition of Hi-Tech a few weeks ago, we also acquired two more branded ophthalmic products, bringing to five the branded ophthalmic products acquired over the last few months. The acquisition of Hi-Tech further diversifies our niche branded and generic product base and brings with it capabilities that will help us continue to grow and diversify our pipeline and revenue base into the future.”

Financial Results for the Quarter Ended March 31, 2014

Consolidated revenue for the first quarter of 2014 was $90.6 million, an increase of 23% over the first quarter 2013 consolidated revenue of $73.9 million. The increase in consolidated revenue was largely driven by the newly acquired branded ophthalmic products – Azasite®, Cosopt®, CosoptPF®, and Betimol®. Consolidated gross margin for the first quarter of 2014 was 54.8% compared to 53.0% in the comparable prior year period. The increase in the Company’s consolidated gross margin was also due to the newly acquired branded ophthalmic products which generate gross margins higher than the Company’s historical average.

Net income for the first quarter of 2014 was $9.8 million, or $0.08 per diluted share, compared to net income of $10.8 million, or $0.10 per diluted share, in the prior year quarter. First quarter 2014 net income included $6.4 million of acquisition-related expenses, the largest component of which was fees incurred pre-close on the Hi-Tech term loan commitments. Non-GAAP adjusted net income for the first quarter of 2014 was $18.4 million, or $0.16 per diluted share, compared to non-GAAP adjusted net income of $14.4 million, or $0.13 per diluted share, in the prior year quarter.

2014 Updated Outlook

The Company’s previous guidance assumed that Akorn would acquire Hi-Tech effective April 1, 2014. However, the acquisition was not completed until April 17, 2014. The updated outlook adjusts for the later Hi-Tech acquisition date as well as the addition of the branded ophthalmic product, Zioptan®, which the Company acquired in April. While Akorn and Hi-Tech currently have over 73 ANDAs on file with the FDA, this guidance does not include the impact of any future new product approvals given the timing uncertainty of the regulatory approval process.

Total revenues	$540 – 560	million

Total gross margin percentage	52 – 54%

SG&A expenses (GAAP)	$101 – 106	million

SG&A expenses (non-GAAP)	$80 – 83	million

R&D expenses	$39 – 42	million

Intangible asset amortization expense	$33	million

Income tax rate	~ 37%

GAAP net income	$51 – 53	million

GAAP net income per diluted share	$0.43 – 0.45

Adjusted net income	$94 – 97	million

Adjusted net income per diluted share	$0.79 – 0.82

Capital expenditures	$45 – 55	million

Fully diluted share count	118	million

2014 Outlook Assumptions

  Assumes no generic is launched for Nembutal.
  Cost synergies that result from the Hi-Tech acquisition are expected to be realized throughout the year and will accelerate as the year progresses. The Company anticipates ending the year at a $20 million annual run-rate for synergies.
  The Company anticipates that it will incur approximately $20-22 million in one-time acquisition-related expenses to close the Hi-Tech transaction and realize synergies. These expenses are reflected as add-backs to adjusted net income per diluted share in the GAAP to non-GAAP reconciliation later in this release.
  Fully diluted share count is based on most recent share price.

First quarter 2014 Conference Call

The Company will host a conference call at 10:00 a.m. Eastern Time on Tuesday, May 6, 2014, to discuss first quarter 2014 results followed by a Q&A session. The domestic call-in number is 800-768-6570 and the international call-in number is 785-830-1942. The confirmation code for all callers is 5699967. The URL for the webcast is http://www.videonewswire.com/event.asp?id=98908. A live broadcast of the conference call will also be available online at www.akorn.com under the Investor Relations tab and available for replay for 30 days.

About Akorn, Inc.

Akorn, Inc. is a niche generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York and Paonta Sahib, India where the Company manufactures ophthalmic, injectable and niche, non-sterile pharmaceuticals. Additional information is available on the Company’s website at www.akorn.com.

Forward Looking Statements

This press release includes statements that may constitute "forward-looking statements", including projections of certain measures of Akorn's results of operations, projections of sales, projections of certain charges and expenses, projections related to the number and potential market size of ANDAs, projections with respect to timing and impact of pending acquisitions, and other statements regarding Akorn's goals, regulatory approvals and strategy. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, prospective acquisitions, future performance or results of current and anticipated products and acquired assets, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the Company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

Non-GAAP Financial Measures

In addition to reporting financial information required in accordance with U.S. generally accepted accounting principles (GAAP), Akorn is also reporting Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures. Since Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share are non-GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Akorn’s definitions of Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA and Adjusted net income to GAAP net income, please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income, plus:

  Interest income (expense), net
  Provision for income taxes
  Depreciation and amortization
  Non-cash expenses, such as share-based compensation expense, and amortization of financing costs
  Other adjustments, such as legal settlements and various acquisition related expenses
  Less settlement of product warranty liability
  Less gains (or plus losses) on foreign currency transactions
  Less gains related to bargain purchase transaction
  Less elimination of unfavorable contract accruals

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company’s true operational performance (i.e. fair value adjustments to the carrying value of stock warrants liability).

Adjusted net income, as defined by the Company, is calculated as follows:

Net income, plus:

  The recorded provision for income taxes
  Intangible asset amortization
  Non-cash expenses, such as non-cash interest, share-based compensation expense, and amortization of financing costs
  Other adjustments, such as legal settlements and various acquisition related expenses
  Less an estimated cash tax provision, net of the benefit from utilizing NOL carry-forwards
  Less settlement of product warranty liability
  Less gains (or plus losses) on foreign currency transactions
  Less gains related to bargain purchase transaction
  Less elimination of unfavorable contract accruals

Adjusted net income per diluted share is equal to Adjusted net income divided by the actual or anticipated diluted share count for the applicable period.

The Company believes that Adjusted net income and Adjusted net income per diluted shares are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance. Adjusted net income and Adjusted net income per diluted share provide the Company and investors with income figures that would be expected to be more aligned with cash flows than GAAP net income, which includes a number of non-cash income and expense items.

While the Company uses Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company’s performance, each of these financial measures has certain shortcomings. Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include stock-based compensation, which is an important and material element of the Company’s compensation package for its directors, officers and other key employees. Due to the inherent limitations of each of these non-GAAP financial measures, the Company’s management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share and encourages investors to do likewise.

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	THREE MONTHS ENDED
	March 31,
	2014	2013

Revenues	$90,622	$73,854
Cost of sales (excluding amortization of intangibles)	40,966	34,709
GROSS PROFIT	49,656	39,145

Selling, general and administrative expenses	16,587	12,335
Acquisition-related costs	454	519
Research and development expenses	4,418	5,969
Amortization of intangibles	4,757	1,733
TOTAL OPERATING EXPENSES	26,216	20,556

OPERATING INCOME	23,440	18,589

Amortization of financing costs	(6,154)	(204)
Non-cash interest expense	(1,249)	(1,226)
Equity in earnings of unconsolidated joint venture	-	76
Interest expense, net	(912)	(978)
Other non-operating income, net	567	-
INCOME BEFORE INCOME TAXES	15,692	16,257
Income tax provision	5,864	5,415
NET INCOME	$9,828	$10,842

NET INCOME PER SHARE:
BASIC	$0.10	$0.11
DILUTED	$0.08	$0.10

SHARES USED IN COMPUTING NET INCOME
PER SHARE:
BASIC	96,633	95,926
DILUTED	116,884	111,551

COMPREHENSIVE INCOME:
Net income	9,828	10,842
Foreign currency translation gain (loss)	1,705	358
Comprehensive income	11,533	11,200

AKORN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARE DATA
(UNAUDITED)

	MARCH 31,	DECEMBER 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$45,606	$34,178
Trade accounts receivable, net	65,500	64,998
Inventories	62,013	55,982
Deferred taxes, current	8,038	7,945
Prepaid expenses and other current assets	4,559	5,753
TOTAL CURRENT ASSETS	185,716	168,856
PROPERTY, PLANT AND EQUIPMENT, NET	87,675	82,108
OTHER LONG-TERM ASSETS:
Goodwill	30,437	29,831
Product licensing rights, net	122,933	115,900
Other intangibles, net	14,283	14,605
Deferred financing costs	3,570	5,676
Deferred taxes, non-current	3,330	1,643
Long-term investments	10,012	10,006
Other	3,556	3,180
TOTAL OTHER LONG-TERM ASSETS	188,121	180,841
TOTAL ASSETS	$461,512	$431,805

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$30,632	$22,999
Purchase consideration payable	18,898	14,728
Income taxes payable	6,559	1,459
Accrued royalties	6,480	6,004
Accrued compensation	4,453	7,692
Accrued expenses and other liabilities	9,039	8,363
TOTAL CURRENT LIABILITIES	76,061	61,245
LONG-TERM LIABILITIES:
Convertible notes due 2016	109,825	108,750
Lease incentive obligations and other long-term liabilities	1,577	1,630
TOTAL LONG-TERM LIABILITIES	111,402	110,380
TOTAL LIABILITIES	187,463	171,625
SHAREHOLDERS' EQUITY:
Common stock, no par value -- 150,000,000 shares authorized, 96,697,545 and 96,569,186 shares issued and outstanding March 31, 2014 and December 31, 2013, respectively	241,571	239,235
Warrants to acquire common stock	17,946	17,946
Retained earnings	25,194	15,366
Accumulated other comprehensive loss	(10,662)	(12,367)
TOTAL SHAREHOLDERS' EQUITY	274,049	260,180
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$461,512	$431,805

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
	2014	2013
OPERATING ACTIVITIES
Consolidated net income	$9,828	$10,842
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	6,675	3,289
Amortization of financing costs	2,129	204
Amortization of favorable contract asset	18	(159)
Non-cash stock compensation expense	1,282	1,703
Non-cash interest expense	1,249	1,226
Deferred tax assets, net	(1,689)	798
Excess tax benefit from stock compensation	(33)	(238)
Equity in earnings of unconsolidated joint venture	-	(76)
Changes in operating assets and liabilities:
Trade accounts receivable	(450)	(7,958)
Inventories	(5,987)	(1,441)
Prepaid expenses and other assets	1,026	1,002
Trade accounts payable	6,100	(1,861)
Accrued expenses and other liabilities	3,228	(409)
NET CASH PROVIDED BY OPERATING ACTIVITIES	23,376	6,922

INVESTING ACTIVITIES
Payments for acquisitions and equity investments	(7,500)	(269)
Purchases of property, plant and equipment	(5,198)	(2,689)
NET CASH USED IN INVESTING ACTIVITIES	(12,698)	(2,958)

FINANCING ACTIVITIES
Debt financing costs	(408)	-
Excess tax benefit from stock compensation	33	238
Proceeds under stock option and stock purchase plans	1,022	868
NET CASH PROVIDED BY FINANCING ACTIVITIES	647	1,106

Effect of changes in exchange rates on cash & cash equivalents	103	12
INCREASE IN CASH AND CASH EQUIVALENTS	11,428	5,082
Cash and cash equivalents at beginning of period	34,178	40,781
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$45,606	$45,863

AKORN, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED
	March 31,
	2014	2013

NET INCOME	$9,828	$10,842

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation expense	1,918	1,556
Amortization expense	4,757	1,733
Interest expense, net	912	978
Non-cash interest expense	1,249	1,226
Income tax provision	5,864	5,415
EBITDA	$24,528	$21,750

NON-CASH AND OTHER NON-RECURRING INCOME
AND EXPENSES:
Acquisition-related expenses	454	840
Non-cash stock compensation expense	1,282	1,703
Gain from foreign currency forward contracts	(579)	-
Amortization of financing costs	6,154	204
ADJUSTED EBITDA	$31,839	$24,497

AKORN, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED NET INCOME
IN THOUSANDS, EXCEPT PER SHARE DATA (UNAUDITED)

	THREE MONTHS ENDED
	March 31,
	2014	2013

NET INCOME	$9,828	$10,842

INCOME TAX PROVISION	5,864	5,415

INCOME BEFORE INCOME TAXES	15,692	16,257

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET INCOME:
Acquisition-related expenses	454	840
Non-cash stock compensation expense	1,282	1,703
Non-cash interest expense	1,249	1,226
Amortization expense	4,757	1,733
Gain from foreign currency forward contracts	(579)	-
Amortization of financing costs	6,154	204

ADJUSTED INCOME BEFORE INCOME TAXES	29,009	21,963

ADJUSTED INCOME TAX PROVISION	10,623	7,526

ADJUSTED NET INCOME	18,386	14,437

ADJUSTED NET INCOME PER DILUTED SHARE	$0.16	$0.13

AKORN, INC.
2014 FINANCIAL GUIDANCE

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED NET INCOME:

GAAP NET INCOME	$51 - 53	million

Add:
Intangible asset amortization expense	$33	million
Share-based compensation expense	$6	million
Non-cash interest expense	$5	million
Amortization of financing costs	$2	million
Acquisition-related expenses	$22 - 24	million

Subtract:
Tax effect of adjustments	($25 - 26)	million

ADJUSTED NET INCOME	$94 - 97	million

ADJUSTED NET INCOME PER DILUTED SHARE	$0.79 - 0.82	million

SHARES USED IN COMPUTING ADJUSTED NET INCOME PER DILUTED SHARE	118	million

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA:

GAAP NET INCOME	$51 - 53	million

Add:
Depreciation and amortization expense	$45	million
Interest expense, net (cash & non-cash)	$27	million
Income tax provision	$30 - 31	million
EBITDA	$153 - 156	million

Add:
Share-based compensation expense	$6	million
Amortization of financing costs	$2	million
Acquisition-related expenses	$22 - 24	million
ADJUSTED EBITDA	$183 - 188	million

CONTACT:
Investor Relations:
Alpha IR Group
Chris Hodges, 312-445-2870
or
At the Company:
Akorn, Inc.
Tim Dick, 847-279-6150
Chief Financial Officer